Filed pursuant to Rule 433. Registration Statement Nos. 333-184147 and 333-184147-01

[GRAPHIC OMITTED]

The RBS ETN Series Notebook

Trendpilot[] Indices

      [] Trend-following Strategies Rebalance Strategy RICI Enhanced(SM)
Commodity Indices       [] Designed in cooperation with              Jim Rogers
and RBS

FOR USE WITH INSTITUTIONS ONLY, NOT FOR USE WITH RETAIL INVESTORS.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc ("RBS plc") and The Royal
Bank of Scotland Group plc ("RBS Group") (collectively, the "RBS Entities") have filed a registration statement (including a prospectus) with the Securities and
Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS
Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc.
or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling
1-855-RBS-ETPS (toll-free).

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the 'Risk Factors' section of the pricing supplement, before investing.

**The pricing supplements, including a description of the applicable index methodology, can be found here: www.rbs.com/etnus and we can provide them to you upon request. The RBS ETNs are relatively new products and any performance prior to the live date of the index which the RBS ETN tracks is hypothetical and does not reflect actual returns. No actual investment which allowed tracking of the performance of any RBS index was possible before its live date. The retrospectively calculated index performance contained herein is based on criteria applied retroactively with the benefit of hindsight and knowledge of factors that may have positively affected its performance, and cannot account for all financial risk that may affect the actual performance of the RBS ETNs.
The actual performance of the RBS ETNs may vary significantly from the retroactively calculated index performance data contained herein. Neither the retrospectively calculated nor the historical index performance should be taken as any indication of future performance of any index or any related RBS ETNs. An investment in the RBS ETNs involves significant risks. The applicable pricing supplement and prospectus for the RBS ETNs will describe material risks related to an investment in RBS ETNs. These risks include the following:

RISK CONSIDERATIONS

Credit risk of the issuer and guarantor

RBS ETNs are unsecured and unsubordinated obligations of RBS plc and are fully and unconditionally guaranteed by RBS Group(1). If RBS plc fails to make any required payments on the RBS ETNs, your receipt of such payment will depend on the ability of RBS Group to pay its obligations as they become due. In addition, unlike ordinary debt securities, the RBS ETNs are not principal protected and do not pay interest. The RBS ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance
Fund or any other government agency.

Market risk

The return on an RBS ETN will depend on the performance of the underlying market measure(s) to which the RBS ETNs is linked. You may lose all or a significant amount of your investment in the RBS ETNs if the level(s) of the underlying market measure(s) were to decrease substantially.

Investor fees

The daily redemption value is the amount payable at maturity or upon early repurchase or redemption of your RBS ETNs and is reduced by the aggregate investor fee applicable to your RBS ETNs. As a result, the level of the underlying market measure(s) to which your RBS ETNs are linked must increase by an amount sufficient to offset the aggregate investor fee in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption. If the level(s) of the underlying market measure(s)
were to decrease or not increase sufficiently, you would receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

Liquidity risk

Even though RBS ETNs are expected to be listed on a US securities exchange, there is no guarantee that the listing will be maintained or that a secondary market will develop. The liquidity of the RBS ETNs may therefore be limited and/or vary over time. RBS plc is not required to maintain any listing of RBS
ETNs on any securities exchange.

Restrictions on your ability to offer RBS ETNs for repurchase by RBS plc.
Through your broker, you may offer RBS ETNs for repurchase by RBS plc subject to certain restrictions and procedures described in the applicable pricing supplement.

Call risk

RBS plc also has the right to redeem your RBS ETNs, in its sole discretion. If
RBS plc elects to redeem your RBS ETNs, you may not be able to reinvest your proceeds in a comparable investment. Pursuant to our announced plan to exit the structured retail investor products business, the likelihood that we will redeem the ETNs prior to maturity has increased. See "Recent Developments" for more information.

RECENT DEVELOPMENTS

On June 13, 2013, we announced that we would be exiting the structured retail investor products business that is responsible for issuing and maintaining the
RBS ETNs, and that we expect to move such business into a runoff organization which will go through a process of restructuring and / or business sales (the
"RBS Retail Investor Products Exit Plan"). The implementation of the RBS Retail
Investor Products Exit Plan increases the likelihood that the RBS ETNs will be redeemed by us prior to maturity. We plan to continue to maintain and issue the
RBS ETNs, but our plans could change. We cannot give you any assurances as to any minimum period of time that you may hold the RBS ETNs before we redeem them at our option.

DEFINITIONS OF CERTAIN DEFINED TERMS USED HEREIN

Annualized Average represents the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period during the time period indicated, would result in the actual cumulative rate of return for the entire period.

Maximum Drawdown represents the maximum percentage loss that the relevant index incurred from its peak level to its lowest level during the time period indicated. Maximum Performance represents the highest one-year returns, as measured from 9/30 to 9/30 of each year during the period indicated. Minimum
Performance represents the lowest one-year returns, as measured from 9/30 to
9/30 of each year during the period indicated.

5-Year Volatility: Based on monthly returns over the last five years unless stated otherwise (from most recent date indicated on slide) and expressed as standard deviation percentage. Standard deviation is a measure of volatility, and illustrates the extent of variation (whether higher or lower) that exists from the average given set of results. A low standard deviation indicates that the results tend to be very close to the average result (a low degree of volatility). In contrast, a high standard deviation indicates that the results are spread out over a large range of outcomes (a high degree of volatility).
Because the standard deviation is based on historical data, it may not predict variability in annualized performance of the RBS ETNs in the future.

(1)Certain RBS ETNs were originally issued by The Royal Bank of Scotland N.V.
("RBS N.V."); however, as of December 10, 2012, RBS plc assumed the obligations of RBS N.V. under those RBS ETNs and became the issuer of them. 1

The RBS ETN Lineup:

Trend-following Strategies	ETN TICKER	ETN INCEPTION DATE	BENCHMARK INDEX	CASH RATE	ANNUAL INVESTOR FEE[2]	INTRADAY INDICATIVE VALUE TICKER	CUSIP	MOVING AVG (MA)/DAYS TO CONFIRM TREND
RBS Trendpilot™ ETNs								
RBS US Large Cap Trendpilot™ ETN	**TRND**	12/6/10	S&P 500® Total Return Index	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TRND.IV	78009L308	200 Day MA 5-Day Confirm
RBS US Mid Cap Trendpilot™ ETN	**TRNM**	1/25/11	S&P MidCap 400® Total Return Index	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TRNM.IV	78009L209	200 Day MA 5-Day Confirm
RBS NASDAQ-100® Trendpilot™ ETN	**TNDQ**	12/8/11	NASDAQ-100® Total Return Index℠	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TNDQ.IV	78009P143	100 Day MA 5-Day Confirm
RBS China Trendpilot™ ETN	**TCHI**	4/13/12	BNY Mellon China Select ADR Total Return Index℠	3-Month U.S. Treasury Bills[1]	1.10% Index 0.50% Cash	TCHI.IV	78009P150	100 Day MA 3-Day Confirm
RBS Gold Trendpilot™ ETN	**TBAR**	2/17/11	Price of Gold Bullion	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TBAR.IV	78009L407	200 Day MA 5-Day Confirm
RBS Oil Trendpilot™ ETN	**TWTI**	9/13/11	RBS 12-Month Oil Total Return Index	3-Month U.S. Treasury Bills[1]	1.10% Index 0.50% Cash	TWTI.IV	78009P127	100 Day MA 5-Day Confirm

Rebalance Strategy	ETN TICKER	ETN INCEPTION DATE	UNDERLYING INDICES	ANNUAL INVESTOR FEE[2]	INTRADAY INDICATIVE VALUE TICKER	CUSIP	REBALANCED
RBS US Large Cap Alternator ETN™	**ALTL**	8/30/12	S&P 500® Total Return Index S&P 500® Equal Weight Total Return Index S&P 500® Low Volatility Total Return Index	1.00%	ALTL.IV	78009P168	Monthly

Commodities Strategies	ETN TICKER	ETN INCEPTION DATE	UNDERLYING INDEX	ANNUAL INVESTOR FEE[2]	INTRADAY INDICATIVE VALUE TICKER	CUSIP	REBALANCED TO TARGET WEIGHTS
RBS Rogers Enhanced ETNs							
RBS Rogers Enhanced Commodity Index ETN	**RGRC**	10/25/12	RICI Enhanced℠ Commodity Total Return Index	0.95%	RGRC.IV	78009P176	Semi-Annually
RBS Rogers Enhanced Energy ETN	**RGRE**	10/25/12	RICI Enhanced℠ Energy Total Return Index	0.95%	RGRE.IV	78009P192	Semi-Annually
RBS Rogers Enhanced Agriculture ETN	**RGRA**	10/25/12	RICI Enhanced℠ Agriculture Total Return Index	0.95%	RGRA.IV	78009P184	Semi-Annually
RBS Rogers Enhanced Precious Metals ETN	**RGRP**	10/25/12	RICI Enhanced℠ Precious Metals Total Return Index	0.95%	RGRP.IV	78009P200	Semi-Annually
RBS Rogers Enhanced Industrial Metals ETN	**RGRI**	10/25/12	RICI Enhanced℠ Industrial Metals Total Return Index	0.95%	RGRI.IV	78009P218	Semi-Annually

(1)Determined as of the most recent weekly auction.
(2)With respect to RBS Trendpilot™ ETNs, the fees are either 1.10% or 1.00% per annum (as set forth above) when tracking the Benchmark Index, and 0.50% per annum when tracking the Cash Rate. All fees are per annum.

2

Trend-Following Strategies

	ETN TICKER	ETN INCEPTION DATE	BENCHMARK INDEX	CASH RATE	ANNUAL INVESTOR FEE[2]	INTRADAY INDICATIVE VALUE TICKER	CUSIP	MOVING AVG (MA)/DAYS TO CONFIRM TREND
RBS Trendpilot™ ETNs								
1. RBS US Large Cap Trendpilot™ ETN	TRND	12/6/10	S&P 500® Total Return Index	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TRND.IV	78009L308	200 Day MA 5-Day Confirm
2. RBS US Mid Cap Trendpilot™ ETN	TRNM	1/25/11	S&P MidCap 400® Total Return Index	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TRNM.IV	78009L209	200 Day MA 5-Day Confirm
3. RBS NASDAQ-100® Trendpilot™ ETN	TNDQ	12/8/11	NASDAQ-100® Total Return Index℠	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TNDQ.IV	78009P143	100 Day MA 5-Day Confirm
4. RBS China Trendpilot™ ETN	TCHI	4/13/12	BNY Mellon China Select ADR Total Return Index℠	3-Month U.S. Treasury Bills[1]	1.10% Index 0.50% Cash	TCHI.IV	78009P150	100 Day MA 3-Day Confirm
5. RBS Gold Trendpilot™ ETN	TBAR	2/17/11	Price of Gold Bullion	3-Month U.S. Treasury Bills[1]	1.00% Index 0.50% Cash	TBAR.IV	78009L407	200 Day MA 5-Day Confirm
6. RBS Oil Trendpilot™ ETN	TWTI	9/13/11	RBS 12-Month Oil Total Return Index	3-Month U.S. Treasury Bills[1]	1.10% Index 0.50% Cash	TWTI.IV	78009P127	100 Day MA 5-Day Confirm

Our trend-following strategies:

- Track the return of a specific benchmark index or cash rate
- Use a 100- or 200-Index business day simple moving average
- Use a 3- or 5-Index business day period for trend confirmation



A negative trend is established:
The Index will track the Cash Rate
If the closing level of the relevant Benchmark Index is below its historical 100- or 200-Index business day simple moving average for three or five consecutive Index business days, as applicable
500
400
300
200
100
Index Value
Hypothetical 100- or 200-Index Business Day Moving Average
Level of Hypothetical Benchmark Index
A positive trend is established:
The Index will track the relevant Benchmark Index
If the closing level of the relevant Benchmark Index is at or above its historical 100- or 200-Index business day simple moving average for three or five consecutive Index business days, as applicable
Time

This graph illustrates the Trendpilot™ methodology based on hypothetical movements in a Benchmark Index and its 100- or 200-Index business day simple moving average. This slide does not demonstrate historical data, and is not an indication of how any Index or Trendpilot™ methodology will perform in the future. If neither of the conditions mentioned in the graph is satisfied, the trend of the Benchmark Index will be the same as the trend of the Benchmark Index on the immediately preceding Index business day. The Index will implement any trend reversal at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index trend switches from positive to negative or from negative to positive, as the case may be.

(1)Determined as of the most recent weekly auction.

(2)With respect to RBS Trendpilot™ ETNs, the fees are either 1.10% or 1.00% per annum (as set forth above) when tracking the Benchmark Index, and 0.50% per annum when tracking the Cash Rate.

3

RBS US Large Cap Trendpilot[] Index -- as of September 30, 2013

RBS US Large Cap Trendpilot[] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[] Index Performance
and Historical Comparisons:       May 22, 1991 to September 30, 2013

[GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical  Volatility  Comparison  September 30,
1991 - September 30, 2013

                           RBS US Large Cap
             Trendpilot[] Index (Net of Fees) SandP 500([R]) Total Return Index
------------------- -------------------------------- ---------------------------
Minimum Performance               -6.00%                        -26.62%
------------------- -------------------------------- ---------------------------
Maximum Performance               39.05%                         40.45%
------------------- -------------------------------- ---------------------------
Annualized Average                 9.22%                          8.68%
------------------- -------------------------------- ---------------------------
5-Year Volatility                 11.26%                         18.08%
------------------- -------------------------------- ---------------------------

FOR MORE INFORMATION PLEASE SEE THE RBS US LARGE CAP TRENDPILOT[] PRICING
SUPPLEMENT. Source: Bloomberg. The above, with respect to the RBS US Large Cap
Trendpilot[] Index, reflects the deduction of the annual investor fee for the
RBS US Large Cap Trendpilot[] ETNs, which is equal to 1.00% per annum when the
RBS US Large Cap Trendpilot[] Index tracks the SandP 500 [R] Total Return Index and 0.50% per annum when the RBS US Large Cap Trendpilot[] Index[] tracks the
Cash Rate. The RBS US Large Cap Trendpilot[] Index was created on November 16,
2010. Therefore, the graph reflects actual RBS US Large Cap Trendpilot[] Index performance from November 16, 2010 through September 30, 2013 and reflects a retrospectively calculated RBS US Large Cap Trendpilot[] Index performance from
May 22, 1991 through November 15, 2010 which is based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **. PAST PERFORMANCE (WHETHER RETROSPECTIVELY
CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN
NOT INVEST DIRECTLY IN AN INDEX. 4

RBS US Large Cap Trendpilot™ Index

Index Returns: 1-, 5- and 10-Year Annualized Rolling Returns as of September 30, 2013

■ RBS US Large Cap Trendpilot™ Index (Net of Fees)
■ S&P 500® Total Return Index

1-Year
Annual Returns (Sept. 30, 1993 - Sept. 30, 2013)



40%
35%
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
93 95 97 99 01 03 05 07 09 11 13

5-Year
Annualized Returns (Sept. 30, 1997 - Sept. 30, 2013)



25%
20%
15%
10%
5%
0%
-5%
97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13

10-Year
Annualized Returns (Sept. 30, 2002 - Sept. 30, 2013)



15%
12%
9%
6%
3%
0%
02 03 04 05 06 07 08 09 10 11 12 13

Source: Bloomberg. The graphs, with respect to the RBS US Large Cap Trendpilot™ Index, reflect the deduction of the annual investor fee for the RBS US Large Cap Trendpilot™ ETNs, which is equal to 1.00% per annum when the RBS US Large Cap Trendpilot™ Index tracks the S&P 500® Total Return Index and 0.50% per annum when the RBS US Large Cap Trendpilot™ Index™ tracks the Cash Rate.
The 1-year Annual Returns above illustrate the retrospectively calculated annual returns (and historical annual returns for the annual periods after the index live date) of the RBS US Large Cap Trendpilot™ Index less investor fees, and historical returns of the S&P 500® Total Return Index for the period presented. Annualized Returns in the graphs above illustrate the geometric average annualized return of each of the RBS US Large Cap Trendpilot™ Index and the S&P 500® Total Return Index, based on the cumulative returns of the applicable index over the relevant period. Geometric average annualized return is the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period would result in the actual cumulative rate of return for the entire 5- or 10-year period, as applicable. For example in the 5-Year graph, 9/30/13 data reflects the annual return required to be received in each annual period from 9/30/08 - 9/30/13 in order to provide the total return that hypothetically could have resulted from an investment bought on 9/30/08 and sold on 9/30/13, assuming annual compounding. Please note that because the RBS US Large Cap Trendpilot™ Index did not exist until 11/16/2010, an investment in such Index was not possible prior to that date. The S&P 500® data presented above is based on actual historical returns. See also Slide 1 **.
PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

5

RBS US Mid Cap Trendpilot[] Index -- as of September 30, 2013

RBS US Mid Cap Trendpilot[] Index -- Hypothetical Growth of $10,000
Retrospectively Calculated and Actual Historical Trendpilot[] Index Performance
and Historical Comparisons October 20, 2000 to September 30, 2013

[GRAPHIC OMITTED]

Rolling 1-Year Performance and Historical  Volatility  Comparison  September 30,
2001 - September 30, 2013

                            RBS US Mid Cap           SandP MidCap 400([R])
                    Trendpilot[] Index (Net of Fees) Total Return Index
Minimum Performance               -9.87%                  -16.68%
Maximum Performance               26.40%                   28.54%
Annualized Average                 8.26%                    9.83%
5-Year Volatility                 13.90%                   21.77%

FOR MORE INFORMATION PLEASE SEE THE RBS US MID CAP TRENDPILOT[] PRICING
SUPPLEMENT. Source: Bloomberg. The above, with respect to the RBS US Mid Cap
Trendpilot[] Index, reflects the deduction of the annual investor fee for the
RBS US Mid Cap Trendpilot[] ETNs, which is equal to 1.00% per annum when the RBS
US Mid Cap Trendpilot[] Index tracks the SandP MidCap 400 [R] Total Return Index and 0.50% per annum when the RBS US Mid Cap Trendpilot Index[] tracks the Cash
Rate. The RBS US Mid Cap Trendpilot[] Index was created on January 24, 2011.
Therefore, the graph reflects actual RBS US Mid Cap Trendpilot[] Index performance from January 24, 2011 through September 30, 2013 and reflects a retrospectively calculated RBS US Mid Cap Trendpilot[] Index performance from
October 20, 2000 through January 21, 2011 which is based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **. PAST PERFORMANCE (WHETHER
RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE
RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX. 6

RBS US Mid Cap Trendpilot™ Index

Index Returns: 1-, 5- and 10-Year Annualized Rolling Returns as of September 30, 2013



RBS US Mid Cap Trendpilot™ Index (Net of Fees)
S&P MidCap 400® Index Total Return Index
1-Year
Annual Returns (Sept. 30, 2002 - Sept. 30, 2013)
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
02 03 04 05 06 07 08 09 10 11 12 13
5-Year
Annualized Returns (Sept. 30, 2006 - Sept. 30, 2013)
20%
15%
10%
5%
0%
06 07 08 09 10 11 12 13
10-Year
Annualized Returns (Sept. 30, 2011 - Sept. 30, 2013)
12%
10%
8%
6%
4%
2%
0%
11 12 13

Source: Bloomberg. The graphs, with respect to the RBS US Mid Cap Trendpilot™ Index, reflect the deduction of the annual investor fee for the RBS US Mid Cap Trendpilot™ ETNs, which is equal to 1.00% per annum when the RBS US Mid Cap Trendpilot™ Index tracks the S&P MidCap 400® Total Return Index and 0.50% per annum when the RBS US Mid Cap Trendpilot™ Index tracks the Cash Rate. The 1-year Annual Returns above illustrate the retrospectively calculated annual returns (and historical annual returns for the annual periods after the index live date) of the RBS US Mid Cap Trendpilot™ Index less investor fees, and historical returns of the S&P MidCap 400® Total Return Index for the period presented. Annualized Returns in the graphs above illustrate the geometric average annualized return of each of the RBS US Mid Cap Trendpilot™ Index and the S&P MidCap 400® Total Return Index, based on the cumulative returns of the applicable index over the relevant period. Geometric average annualized return is the calculated hypothetical rate of return that, if cumulatively applied to each relevant annual period would result in the actual cumulative rate of return for the entire 5- or 10-year period, as applicable. For example in the 5-Year graph, 9/30/13 data reflects the annual return required to be received in each annual period from 9/30/08 - 9/30/13 in order to provide the total return that hypothetically could have resulted from an investment bought on 9/30/08 and sold on 9/30/13, assuming annual compounding. Please note that because the RBS US Mid Cap Trendpilot™ Index did not exist until 01/24/2011, an investment in such Index was not possible prior to that date. The S&P MidCap 400® data presented above is based on actual historical returns. See also Slide 1 **.

PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

7

RBS NASDAQ-100® & China Trendpilot™ Indexes – as of September 30, 2013

RBS NASDAQ-100® Trendpilot™ Index – Hypothetical Growth of $10,000

Retrospectively Calculated and Actual Historical Trendpilot™ Index Performance and Historical Comparisons. July 27, 1999 to September 30, 2013

- Tracking the Benchmark Index
- Tracking the Cash Rate
- RBS NASDAQ-100® Trendpilot™ Index (Net of Fees)
- NASDAQ-100® Total Return Index℠
- NASDAQ-100® Total Return Index℠ 100-Day Moving Average


RBS NASDAQ-100® Trendpilot™ Index Live Date: November 28, 2011
$23,656
$15,003
$25,000
$20,000
$15,000
$10,000
$5,000
$0
7/27/1999
7/27/2001
7/27/2003
7/27/2005
7/27/2007
7/27/2009
7/27/2011
7/27/2013

RBS China Trendpilot™ Index – Hypothetical Growth of $10,000

Retrospectively Calculated and Actual Historical Trendpilot™ Index Performance and Historical Comparisons. September 10, 2002 to September 30, 2013

- Tracking the Benchmark Index
- Tracking the Cash Rate
- RBS China Trendpilot™ Index (Net of Fees)
- BNY Mellon China Select ADR Total Return Index℠
- BNY Mellon China Select ADR Total Return Index℠ 100-Day Moving Average


RBS China Trendpilot™ Index
Live Date: February 27, 2012
$61,802
$53,329
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
9/10/2002
9/10/2003
9/10/2004
9/10/2005
9/10/2006
9/10/2007
9/10/2008
9/10/2009
9/10/2010
9/10/2011
9/10/2012
9/10/2013

Rolling 1-Year Performance and Historical Volatility Comparison

September 30, 2000 - September 30, 2013

	RBS NASDAQ-100® Trendpilot™ Index (Net of Fees)	NASDAQ-100® Total Return Index℠
Minimum Performance	-22.69%	-67.26%
Maximum Performance	40.44%	56.88%
Annualized Average	5.62%	2.45%
5-Year Volatility	14.75%	19.52%

Rolling 1-Year Performance and Historical Volatility Comparison

September 30, 2003 - September 30, 2013

	RBS China Trendpilot™ Index (Net of Fees)	BNY Mellon China Select ADR Total Return Index℠
Minimum Performance	-24.85%	-40.55%
Maximum Performance	100.62%	116.74%
Annualized Average	16.38%	15.82%
5-Year Volatility	15.50%	26.85%

FOR MORE INFORMATION PLEASE SEE THE RBS NASDAQ-100 TRENDPILOT™ PRICING SUPPLEMENT OR RBS CHINA TRENDPILOT™ PRICING SUPPLEMENT, AS APPROPRIATE.

Source: Bloomberg. The above, with respect to the RBS NASDAQ-100 Trendpilot™ Index and the RBS China Trendpilot™ Index, reflects the deduction of the annual investor fee for the related RBS ETNs which is equal to 1.00% or 1.10%, respectively, per annum when the RBS NASDAQ-100® Trendpilot™ ETN and RBS China Trendpilot™ ETN track, respectively, the NASDAQ-100® Total Return Index℠ and BNY Mellon China Select ADR Total Return Index℠, and 0.50% per annum when such ETNs track the Cash Rate. The RBS NASDAQ-100® Trendpilot™ Index (USD) was created on November 28, 2011. Therefore, the graph reflects the actual RBS NASDAQ-100® Trendpilot™ Index performance from November 28, 2011 through September 30, 2013 and reflects the retrospectively calculated RBS NASDAQ-100® Trendpilot™ Index performance from July 27, 1999 through November 27, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The RBS China Trendpilot™ Index (USD) (the "Index") was created on February 27, 2012. Therefore, for that Index, the graph reflects the actual Index closing levels from February 27, 2012 through September 30, 2013 and reflects the retrospectively calculated Index performance from September 10, 2002 through February 26, 2012, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The graph starts at September 10, 2002 because that was the inception date for the BNY Mellon China Select ADR Total Return Index℠. See also Slide 1 **.

PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

8

RBS Gold & Oil Trendpilot™ Indexes – as of September 30, 2013

RBS Gold Trendpilot™ Index – Hypothetical Growth of $10,000

Retrospectively Calculated and Actual Historical Trendpilot™ Index Performance and Historical Comparisons October 20, 1975 to September 30, 2013

- Tracking the Benchmark Index
- Tracking the Cash Rate
- RBS Gold Trendpilot™ Index (Net of Fees)
- Price of Gold Bullion
- Price of Gold Bullion 200-Index business day simple moving average



RBS Gold Trendpilot™ Index
Live Date: January 24, 2011
$211,207
$91,641
$250,000
$200,000
$150,000
$100,000
$50,000
$0
10/20/1975
10/20/1979
10/20/1983
10/20/1987
10/20/1991
10/20/1995
10/20/1999
10/20/2003
10/20/2007
10/20/2011

Rolling 1-Year Performance and Historical Volatility Comparison

September 30, 1976 - September 30, 2013

	RBS Gold Trendpilot™ Index (Net of Fees)	Price of Gold Bullion
Minimum Performance	-15.25%	-35.70%
Maximum Performance	81.16%	82.98%
Annualized Average	8.27%	6.62%
5-Year Volatility	17.98%	22.81%

RBS Oil Trendpilot™ Index – Hypothetical Growth of $10,000

Retrospectively Calculated and Actual Historical Trendpilot™ Index Performance and Historical and Retrospective Comparisons July 13, 1989 to September 30, 2013

- Tracking the Benchmark Index
- Tracking the Cash Rate
- RBS Oil Trendpilot™ Index (Net of Fees)
- RBS 12-Month Oil Total Return Index
- RBS 12-Month Oil Index 100-Day Moving Average



RBS Oil Trendpilot™ Index Live Date: September 13, 2011
$247,531
$232,402
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
7/13/1989
7/13/1991
7/13/1993
7/13/1995
7/13/1997
7/13/1999
7/13/2001
7/13/2003
7/13/2005
7/13/2007
7/13/2009
7/13/2011
7/13/2013

Rolling 1-Year Performance and Historical Volatility Comparison

September 30, 1990 - September 30, 2013

	RBS Oil Trendpilot™ Index (Net of Fees)	RBS 12-Month Oil Total Return Index
Minimum Performance	-28.41%	-40.27%
Maximum Performance	87.24%	96.82%
Annualized Average	13.40%	13.10%
5-Year Volatility	18.76%	28.78%

FOR MORE INFORMATION PLEASE SEE THE RBS GOLD TRENDPILOT™ PRICING SUPPLEMENT OR RBS OIL TRENDPILOT™ PRICING SUPPLEMENT, AS APPROPRIATE. Source: Bloomberg. The above, with respect to the RBS Gold Trendpilot™ Index and the RBS Oil Trendpilot™ Index, reflects the deduction of the annual investor fee for the related RBS ETNs, which is equal to 1.00% or 1.10%, respectively, per annum when the RBS Gold Trendpilot™ ETN and RBS Oil Trendpilot™ ETN track, respectively, the Price of Gold Bullion and RBS 12-Month Oil Total Return Index, and 0.50% per annum when such ETNs track the Cash Rate. The RBS Gold Trendpilot™ Index (USD) was created on January 24, 2011. Therefore, the graph reflects the actual RBS Gold Trendpilot™ Index performance from January 24, 2011 through September 30, 2013 and reflects the retrospectively calculated RBS Gold Trendpilot™ Index performance from October 20, 1975 through January 23, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. The RBS Oil Trendpilot™ Index (USD) (the "Index") was created on September 13, 2011. Therefore, the graph reflects the actual Index closing levels from September 13, 2011 through June 30, 2013 and reflects the retrospectively calculated Index performance from July 13, 1989 through September 12, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. Similarly, the RBS 12-Month Oil Total Return Index was created on September 8, 2011. Therefore, for the RBS 12-Month Oil Total Return Index, the graph above reflects the actual RBS 12-Month Oil Total Return Index closing levels from September 8, 2011 through September 30, 2013 and reflects the retrospectively calculated RBS 12-Month Oil Total Return Index performance from July 13, 1989 through September 7, 2011, based on the index methodology published by the index sponsor and described in the applicable pricing supplement. See also Slide 1 **. **PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.**

9

RBS Trendpilot™ ETN Performance

Performance (%) as of September 30, 2013 Daily Redemption Values[1] (Net of Fees)	TICKER	ETN INCEPTION DATE	1-MONTH (%)	3-MONTH (%)	YEAR-TO-DATE (%)	1-YEAR (%)	ANNUALIZED SINCE RBS ETN INCEPTION (%)
RBS US Large Cap Trendpilot™ ETN	TRND	12/6/10	3.05	4.97	18.90	18.15	10.18
RBS US Mid Cap Trendpilot™ ETN	TRNM	1/25/11	5.12	7.27	22.31	26.40	7.46
RBS NASDAQ-100® Trendpilot™ ETN	TNDQ	12/8/11	4.66	10.73	18.35	13.52	15.63
RBS China Trendpilot™ ETN	TCHI	4/13/12	9.75	20.44	10.38	17.67	8.19
RBS Gold Trendpilot™ ETN	TBAR	2/17/11	-0.04	-0.12	-3.41	-10.08	4.41
RBS Oil Trendpilot™ ETN	TWTI	9/13/11	-2.28	2.83	-11.79	-16.91	-9.68
Cash Rate on 09/30/13 was 0.01%							

Source: Bloomberg. The table above presents the actual historical performance of the RBS ETNs over the specified periods. **For information regarding the performance of each Index, please refer to the relevant pricing supplement filed with the U.S. Securities and Exchange Commission ("SEC").**

[(1)]Includes the deduction of the annual investor fee, which accrues on a daily basis. The annual investor fee will be equal to: (i) (a) 1.00% per annum when the applicable Trendpilot™ Indices that are tracked by the RBS US Large Cap Trendpilot™ ETNs, RBS US Mid Cap Trendpilot™ ETNs, RBS Gold Trendpilot™ ETNs and the RBS NASDAQ-100® Trendpilot™ ETNs are tracking, respectively, the S&P 500® Total Return Index, the S&P MidCap 400® Total Return Index, the Price of Gold Bullion and the NASDAQ-100® Total Return Index℠ and (b) 1.10% per annum when the applicable Trendpilot™ Indices that are tracked by the RBS Oil Trendpilot™ ETNs and RBS China Trendpilot™ ETNs are tracking, respectively, the RBS 12-Month Oil Total Return Index and the BNY Mellon China Select ADR Total Return Index℠; and (ii) 0.50% per annum when any of the Trendpilot™ Indices that are the Cash Rate.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

10

RBS Trendpilot™ Index Backtested Performance

Hypothetical Backtested Trendpilot™ Index Performance (%) as of September 30, 2013	START DATE FOR BACKTESTED TRENDPILOT™ INDEX CALCULATIONS	1-YEAR (%)	ANNUALIZED 5-YEAR (%)	ANNUALIZED 10-YEAR (%)	SINCE BACKTESTED START DATE (%)	5-YEAR VOLATILITY (%)	MAXIMUM DRAWDOWN (%)
RBS US Large Cap Trendpilot™ Index (Net of Fees)[1]	5/22/91	18.15	9.34	7.87	10.65	11.26	-19.29
S&P 500® Total Return Index	5/22/91	19.34	10.02	7.57	9.13	18.08	-55.25
RBS US Mid Cap Trendpilot™ Index (Net of Fees)[1]	10/20/00	26.40	11.08	9.10	8.77	13.90	-24.52
S&P MidCap 400® Total Return Index	10/20/00	27.68	13.08	10.84	8.46	21.77	-55.15
RBS NASDAQ-100® Trendpilot™ Index (Net of Fees)[1]	7/27/99	13.52	11.54	5.22	7.12	14.75	-44.87
NASDAQ-100® Total Return Index℠	7/27/99	16.71	16.22	10.23	2.90	19.52	-82.87
RBS China Trendpilot™ Index (Net of Fees)[1]	9/10/02	17.67	13.16	16.47	18.94	15.50	-38.39
BNY Mellon Select ADR Total Return Index℠	9/10/02	29.02	7.96	13.97	16.34	26.85	-70.28
RBS Gold Trendpilot™ Index (Net of Fees)[1]	10/20/75	-10.07	12.64	10.64	9.22	17.98	-43.44
Price of Gold Bullion	10/20/75	-25.31	8.44	13.08	6.01	22.81	-70.26
RBS Oil Trendpilot™ Index (Net of Fees)[1]	7/13/89	-16.92	-5.13	13.35	15.17	18.76	-43.53
RBS 12-Month Oil Total Return Index	7/13/89	8.18	-6.12	13.10	13.86	26.85	-72.99

Source: Bloomberg. The data in the above chart reflects actual historical performance for each Trendpilot™ Index from such index's live date and retrospectively calculated performance from the "Start Date for Backtested Trendpilot™ Index Calculations" to the live date of such index. The live dates of each Trendpilot™ Index are provided on previous slides. The 1-Year returns above all reflect actual historical performance, whereas the 5-Year and 10-Year returns reflect both actual historical performance and retrospectively calculated performance. The Trendpilot™ Indices have very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its live date. Accordingly, the results shown before the live date are hypothetical and do not reflect actual returns. Neither the retrospectively calculated nor the historical index performance should be taken as any indication of future performance of any index or any related RBS ETNs. The "Start Date for Backtested Trendpilot™ Index Calculations" was selected for each set of indices based on the live date for the related Benchmark Index.

(1)The Trendpilot™ Includes the deduction of the annual investor fee for the applicable RBS ETN, which accrues on a daily basis. The annual investor fee is equal to: (i) (a) 1.00% per annum when the applicable Trendpilot™ Indices that are tracked by the RBS US Large Cap Trendpilot™ ETNs, RBS US Mid Cap Trendpilot™ ETNs, RBS Gold Trendpilot™ ETNs and the RBS NASDAQ-100® Trendpilot™ ETNs are tracking, respectively, the S&P 500® Total Return Index, the S&P MidCap 400® Total Return Index, the Price of Gold Bullion and the NASDAQ-100® Total Return Index℠ and (b) 1.10% per annum when the applicable Trendpilot™ Indices that are tracked by the RBS Oil Trendpilot™ ETNs and RBS China Trendpilot™ ETNs are tracking, respectively, the RBS 12-Month Oil Total Return Index and the BNY Mellon China Select ADR Total Return Index℠; and (ii) 0.50% per annum when any of the Trendpilot™ Indices that are tracked by the RBS ETNs are tracking Cash Rate.

PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

11

Rebalance Strategy

Alternator Strategy

Each month, the RBS US Large Cap Alternator Index™ will track the return of the Underlying Index with the highest relative strength score at the end of the prior month. Relative strength score is a simple average of the 1-, 3-, 6-, 9- and 12-month returns of each of the Underlying Indices, calculated with respect to the last business day of each month.

	ETN TICKER	ETN INCEPTION DATE	UNDERLYING INDICES	ANNUAL INVESTOR FEE	INTRADAY INDICATIVE VALUE TICKER	CUSIP	REBALANCED
1. RBS US Large Cap Alternator ETN™	ALTL	8/30/12	S&P 500® Total Return Index S&P 500® Equal Weight Total Return Index S&P 500® Low Volatility Total Return Index	1.00%	ALTL.IV	78009P168	Monthly

Hypothetical Market Cycle:[1]



MC: S&P 500® Total Return Index (Market Cap Weighted)
LV: S&P 500® Low Volatility Total Return Index
EW: S&P 500® Equal Weight Total Return Index
MC
LV
EW
Recovery
Expansion
Contraction
Recession



Exchange Traded Note
Portfolios may rotate based on relative strength
MC
EW
LV

RBS US Large Cap Alternator™ Index – Hypothetical Growth of $10,000

Retrospectively Calculated and Actual Historical Index Performance and Comparison
January 2, 1992 to September 30, 2013.



Low Volatility Exposure
Equal Weight Exposure
Total Return Exposure
RBS US Large Cap Alternator Index™ (Net of Fees)
S&P 500® Total Return Index
S&P 500® Low Volatility Index
S&P 500® Equal Weighted Total Return Index
RBS US Large Cap Alternator Index™
Live Date: August 28, 2012
$116,737
$100,439
$83,726
$62,523
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
1/2/1992
1/2/1994
1/2/1996
1/2/1998
1/2/2000
1/2/2002
1/2/2004
1/2/2006
1/2/2008
1/2/2010
1/2/2012

Performance and Historical Volatility Comparison

September 30, 1992 - September 30, 2013

	RBS US Large Cap Alternator Index™ (Net of Fees)	S&P 500® Total Return Index	S&P 500® Equal Weight Total Return Index	S&P 500® Low Volatility Total Return Index
Minimum Performance	-16.65%	-26.62%	-21.96%	-10.68%
Maximum Performance	39.86%	40.45%	36.91%	31.76%
Annualized Average	11.45%	8.57%	10.75%	9.86%
5-Year Volatility	15.20%	18.08%	22.00%	12.49%

[1]The above does not reflect an actual market cycle and is not an indication of how a market cycle may develop, the length of any market cycle, which Underlying Index will be tracked during any part of a market cycle or whether any Underlying Index will be tracked at all or in any particular order.

FOR MORE INFORMATION PLEASE SEE THE RBS US LARGE CAP ALTERNATOR PRICING SUPPLEMENT.

Source: Bloomberg. The above, with respect to the RBS US Large Cap Alternator Index™, reflects the deduction of the annual investor fee for the RBS US Large Cap Alternator ETNs™, which is equal to 1.00% per annum. The live dates of the RBS US Large Cap Alternator Index™, S&P 500® Low Volatility Total Return Index, the S&P 500® Equal Weight Total Return Index and the S&P 500® Total Return Index are 08/28/2012, 04/20/2011, 01/08/2003 and 01/04/1988, respectively. Any index data presented before those dates is retrospectively calculated, and any index data presented after those dates reflects actual historical performance. The Index has very limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its live date. Accordingly, the results shown before the live date are hypothetical and do not reflect actual returns. See also Slide 1 **.

PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST IN AN INDEX.

12

RBS Rebalance Strategy Performance

Performance (%) as of September 30, 2013 Daily Redemption Values[1] (Net of Fees)	TICKER	ETN INCEPTION DATE	1-MONTH (%)	3-MONTH (%)	YEAR-TO-DATE (%)	1-YEAR (%)	SINCE RBS ETN INCEPTION (%)
RBS US Large Cap Alternator ETN™	ALTL	8/30/12	3.94	6.40	15.56	16.59	18.59

Hypothetical Backtested Index Performance (%) as of September 30, 2013	START DATE FOR BACKTESTED INDEX CALCULATIONS	1-YEAR (%)	ANNUALIZED 5-YEAR (%)	ANNUALIZED 10-YEAR (%)	SINCE BACKTESTED START DATE (%)	5-YEAR VOLATILITY (%)	MAXIMUM DRAWDOWN (%)
RBS US Large Cap Alternator™ Index (Net of Fees)	1/2/92	16.60	12.22	9.58	13.08	15.20	-44.15
S&P 500® Total Return Index	1/2/92	19.34	10.02	7.57	8.79	18.08	-55.25
S&P 500® Equal Weight Total Return Index	1/2/92	27.44	13.79	10.35	11.18	22.00	-59.47
S&P 500® Low Volatility Total Return Index	1/2/92	14.48	11.12	9.56	10.26	12.49	-40.40

Source: Bloomberg.
(1)Includes the deduction of the annual investor fee, which accrues on a daily basis, and is equal to 1.00% per annum with respect to the RBS US Large Cap Alternator Index™. The live date for the RBS US Large Cap Alternator Index™ is August 28, 2012. The RBS US Large Cap Alternator Index™ results incorporating data prior to its live date are hypothetical and do not reflect actual index returns. No actual investment which allowed tracking of the performance of such index was possible before its live date. Neither the retrospectively calculated nor the historical RBS index performance should be taken as any indication of future performance of any RBS index or any related RBS ETNs. See also Slide 1 **.

PAST PERFORMANCE (WHETHER RETROSPECTIVELY CALCULATED OR ACTUAL HISTORICAL) IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

13

Rogers Enhanced Commodity Indices

	ETN TICKER	ETN INCEPTION DATE	UNDERLYING INDEX	ANNUAL INVESTOR FEE	INTRADAY INDICATIVE VALUE TICKER	CUSIP	REBALANCED TO TARGET WEIGHTS
RBS Rogers Enhanced Commodity ETNs							
1. RBS Rogers Enhanced Commodity Index ETN	**RGRC**	10/25/12	RICI Enhanced℠ Commodity Total Return Index (Composite)	0.95%	RGRC.IV	78009P176	Semi-Annually
2. RBS Rogers Enhanced Energy ETN	**RGRE**	10/25/12	RICI Enhanced℠ Energy Total Return Index (Sector)	0.95%	RGRE.IV	78009P192	Semi-Annually
3. RBS Rogers Enhanced Agriculture ETN	**RGRA**	10/25/12	RICI Enhanced℠ Agriculture Total Return Index (Sector)	0.95%	RGRA.IV	78009P184	Semi-Annually
4. RBS Rogers Enhanced Precious Metals ETN	**RGRP**	10/25/12	RICI Enhanced℠ Precious Metals Total Return Index (Sector)	0.95%	RGRP.IV	78009P200	Semi-Annually
5. RBS Rogers Enhanced Industrial Metals ETN	**RGRI**	10/25/12	RICI Enhanced℠ Industrial Metals Total Return Index (Sector)	0.95%	RGRI.IV	78009P218	Semi-Annually

Features & Benefits:

Simple
- Broad index provides exposure to 36 different commodities
- Sector indices for targeted exposure
- Trades daily
- Highly liquid

Enhanced Design
- Reset to target weights annually based on expected economic global demand
- Rebalances semi-annually
- Roll-strategy

Expected U.S. Federal Income Tax Treatment
- Holders of these ETNs should, assuming they are treated for U.S. federal income tax purposes as prepaid financial contracts, generally not be required to include amounts in income prior to sale, redemption or maturity. However, the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as these ETNs, which could change. See the pricing supplement for more information.

Low Cost
- Annual investor fee of 95 basis points

Determining the rollover calendar for individual commodities[1]:

All available futures contracts →

Filtering criteria applied based on seasonal patterns and cycles (only for energy and grains) →

Liquidity (except for precious metals, rubber and palm oil) →

Contracts are selected according to the individual rollover calendar for each commodity. Rollover based on liquidity and futures curves. (term structure)

[1] Target weights determined annually in February

14

Rogers Enhanced Commodity Indices

Commodity Breakdown - as of September 30, 2013:

                                      RICI
                                    Composite Sector
                                    Index     Index
                                    Target    Target
                  Commodities       Weight    Weight
----------------- ----------------- --------- -------
                  WTI Crude Oil     13.00%    31.71%
                  ----------------- --------- -------
                  Brent Crude Oil   10.00%    24.39%
                  ----------------- --------- -------
                  Natural Gas       7.00%     17.07%
                  ----------------- --------- -------
Energy            RBOB Gasoline     4.00%     9.76%
                  ----------------- --------- -------
                  Heating Oil       4.00%     9.76%
                  ----------------- --------- -------
                  Gas Oil           3.00%     7.32%
                  ----------------- --------- -------
                  Energy            41.00%    100.00%
----------------- ----------------- --------- -------
                  Aluminum          4.00%     30.77%
                  ----------------- --------- -------
                  Copper            4.00%     30.77%
                  ----------------- --------- -------
                  Zinc              2.00%     15.38%
                  ----------------- --------- -------
                  Lead              1.50%     11.54%
                  ----------------- --------- -------
                  Nickel            0.50%     7.69%
                  ----------------- --------- -------
Industrial Metals Tin               0.50%     3.84%
                  ----------------- --------- -------
                  Industrial Metals 13.00%    100.00%
----------------- ----------------- --------- -------
                  Gold              4.00%     50.00%
                  ----------------- --------- -------
                  Silver            2.00%     25.00%
                  ----------------- --------- -------
                  Platinum          1.00%     12.50%
                  ----------------- --------- -------
Precious Metals   Palladium         1.00%     12.50%
                  ----------------- --------- -------
                  Precious Metals   8.00%     100.00%
================= ================= ========= =======
                  Overall Total

                              RICI
                                Composite Sector
                                   Index Index
                                  Target Target
            Commodities       Weight    Weight
----------- ----------------- --------- -------
            Corn              7.00%     18.42%
            ----------------- --------- -------
            Sugar             3.25%     8.55%
            ----------------- --------- -------
            Wheat             3.00%     7.89%
            ----------------- --------- -------
            Soybeans          3.00%     7.89%
            ----------------- --------- -------
            Coffee            3.00%     7.89%
            ----------------- --------- -------
            Live Cattle       2.50%     6.58%
            ----------------- --------- -------
            Cotton            2.00%     5.26%
            ----------------- --------- -------
            Soybean Oil       2.00%     5.26%
            ----------------- --------- -------
            Lean Hogs         2.00%     5.26%
            ----------------- --------- -------
            Kansas City Wheat 2.00%     5.26%
            ----------------- --------- -------
            Cocoa             1.50%     3.95%
            ----------------- --------- -------
Agriculture Soybean Meal      1.25%     3.29%
            ----------------- --------- -------
            Rubber            1.00%     2.63%
            ----------------- --------- -------
            Coffee Robusta    1.00%     2.63%
            ----------------- --------- -------
            Palm Oil          1.00%     2.63%
            ----------------- --------- -------
            Lumber            0.50%     1.32%
            ----------------- --------- -------
            Orange Juice      0.50%     1.32%
            ----------------- --------- -------
            Rice              0.50%     1.32%
            ----------------- --------- -------
            Oats              0.50%     1.32%
            ----------------- --------- -------
            Minneapolis Wheat 0.50%     1.32%
            ----------------- --------- -------
            Agriculture       38.00%    100.00%
----------- ----------------- --------- -------
                              100.00%

RBS Rogers Enhanced Commodity Index ETN
Target Weight

[GRAPHIC OMITTED]

RBS Rogers Enhanced Subsector Index ETNs

Want to set your own commodity sector  weightings?  You can purchase one or more of the individual commodity sectors. For example:
Precious Metals (RGRP) + Agriculture (RGRA).
RGRE, RGRA, RGRI and RGRP

Rogers Enhanced Commodity Index -- as of September 30, 2013

RBS Rogers Enhanced Commodity Index -- Hypothetical Growth of $10,000 (Net of
Fees) Actual Historical Index Performance and Historical Comparisons October 31,
2008 to September 30, 2013 RICI EnhancedSM Commodity Total Return Index Rogers
International Commodity Index ("RICI Index") -- Total ReturnSM SandP GSCI[R]
Total Return Index DBIQ Optimum Yield Commodity Total Return Index Dow Jones-UBS
Commodity IndexSM Total Return

[GRAPHIC OMITTED]

FOR MORE INFORMATION PLEASE SEE THE RBS ROGERS ENHANCED COMMODITY INDEX ETN
PRICING SUPPLEMENT. Source: Bloomberg *The performance of the RICI Enhanced(SM)
Commodity Total Return Index illustrated in the graph above reflects the investor fee that will be deducted in calculating the daily redemption value of the ETNs. For comparison purposes, the historical closing levels of each index represented in the graph above were based to a value of 10,000 on October 31,
2008. The RICI Enhanced(SM) Commodity Total Return Index, RICI Index, SandP
GSCI[R] Total Return Index, DBIQ Optimum Yield Commodity Total Return Index and
Dow Jones-UBS Commodity Index(SM) Total Return reflect the deduction of an annual investor fee, in the amount of 0.95%, 0.75%, 0.75%, 0.93%, and 0.75%, respectively. (SM) Commodity Total Return Index has been live since October 31,
2008. Therefore, the closing levels used to create the graph above reflect actual Index closing levels. The historical performance of the RICI Enhanced(SM)
Commodity Total Return Index illustrated in the graph above should not be taken as an indication of future performance. PAST PERFORMANCE IS NOT INDICATIVE OF
FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX. 16

RBS Rogers Enhanced Commodity Indices Performance

Historical Performance (%) Daily Redemption Values	TICKER	ETN INCEPTION DATE	1-MONTH (%)	3-MONTH (%)	YEAR-TO-DATE (%)	1-YEAR (%)	SINCE RBS ETN INCEPTION (%)
RBS Rogers Enhanced Commodity Index ETN	RGRC	10/25/12	-2.01	2.44	-6.47	–	-7.15
RBS Rogers Enhanced Energy ETN	RGRE	10/25/12	-3.21	4.01	2.03	–	2.33
RBS Rogers Enhanced Agriculture ETN	RGRA	10/25/12	-1.04	-0.92	-11.14	–	-14.76
RBS Rogers Enhanced Precious Metals ETN	RGRP	10/25/12	-5.31	8.55	-19.19	–	-20.08
RBS Rogers Enhanced Industrial Metals ETN	RGRI	10/25/12	1.18	4.22	-11.12	–	-5.14

Historical Index Performance (%) as of September 30, 2013 (Net of Fees)	INDEX INCEPTION DATE	1-YEAR (%)	ANNUALIZED 3-YEAR (%)	SINCE INDEX INCEPTION (%)	STANDARD DEVIATION SINCE INDEX INCEPTION (%)
RICI Enhanced℠ Commodity Total Return Index	10/31/08	-10.08	0.97	3.56	16.24
RICI Enhanced℠ Energy Total Return Index	10/31/08	-0.46	3.95	-1.96	20.11
RICI Enhanced℠ Agriculture Total Return Index	10/31/08	-16.06	0.00	4.66	18.00
RICI Enhanced℠ Precious Metals Total Return Index	10/31/08	-24.12	0.33	16.54	22.84
RICI Enhanced℠ Industrial Metals Total Return Index	10/31/08	-12.90	-6.15	4.07	22.68

The table above presents the actual performance of the RBS ETNs and the indices, over the specified periods, in each case, less investor fees of 0.95% per annum. Such fees accrue on a daily basis.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. YOU CAN NOT INVEST DIRECTLY IN AN INDEX.

17

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the relevant Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS
ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS Oil
Trendpilot(TM) ETNs, the RBS Rogers Enhanced ETNs and the respective indices that those ETNs track do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. Each Trendpilot[] Index may underperform its respective Benchmark
Index, and is expected to perform poorly in volatile markets. The RBS China
Trendpilot[] ETNs involve risks associated with an investment in emerging markets, as well as currency exchange risk. The RBS US Large Cap Alternator
Index(TM) may underperform the SandP 500[R] Index or any Underlying Index. Even
though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the RBS ETNs in the secondary market. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of RBS plc and RBS Group to pay their respective obligations when they become due. You should carefully consider whether the RBS
ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the applicable pricing supplement, before investing. The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the RBS ETNs in the secondary market.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal
Bank of Scotland Group plc (RBS Group) have filed a registration statement
(including a prospectus) with the U.S. Securities and Exchange Commission (SEC)
for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or
any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling
1-855-RBS-ETPS (toll-free).

RBS China Trendpilot(TM) Index, RBS US Large Cap Trendpilot(TM) Index (USD), RBS
US Mid Cap Trendpilot(TM) Index (USD), RBS Gold Trendpilot(TM) Index (USD) and
RBS US Large Cap Alternator(TM) Index (USD) are the property of RBS plc, which has contracted with SandP Opco, LLC (a subsidiary of SandP Dow Jones Indices
LLC) ("SandP Dow Jones Indices") to maintain and calculate these indices. [R]
Index, the SandP MidCap 400[R], SandP 500 Low Volatility Index and SandP
500([R]) Equal Weight Index (including the total return versions) are the exclusive property of SandP Dow Jones Indices and have been licensed for use by
RBS plc in connection with certain of these indices. liability for any errors or omissions in calculating these indices. SandP[R] is a registered trademark of
Standard and Poor's Financial Services LLC ("SPFS") and Dow Jones[R] is a
registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These
trademarks have been licensed to SandP Dow Jones Indices. Standard and
Poor's[R], SandP[R], SandP[R] 500, SandP MidCap 400[R], SandP 500 Low Volatility
Index[R], SandP 500[R] Equal Weight Index(TM) and SandP 500[R] EWI(TM) are
trademarks of SPFS and together with the "Calculated by SandP Dow Jones Indices
Custom" and its related stylized mark(s) have been licensed for use by RBS plc.
The RBS China Trendpilot(TM) ETNs, RBS US Large Cap Trendpilot(TM) ETNs, RBS US
Mid Cap Trendpilot(TM) ETNs, RBS Gold Trendpilot(TM) ETNs and RBS US Large Cap
Alternator ETNs are not sponsored, endorsed, sold or promoted by SandP Dow Jones
Indices, SPFS, Dow Jones, their affiliates or their third party licensors, and neither SandP Dow Jones Indices, SPFS, Dow Jones, their affiliates or their third party licensors make any representation regarding the advisability of investing in such RBS ETNs.

NASDAQ[R], OMX[R], NASDAQ OMX[R], NASDAQ-100[R], NASDAQ-100 Index[R] and
NASDAQ-100[R] Total Return Index(SM) are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc. The RBS
NASDAQ-100([R]) Trendpilot(TM) Index is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the
RBS NASDAQ-100([R]) Trendpilot(TM) Index, either directly or through a third party. Currently, the RBS NASDAQ-100([R]) Trendpilot(TM) Index is calculated and maintained by SandP Opco, LLC, a subsidiary of SandP Dow Jones Indices LLC
("SandP Dow Jones Indices") on behalf of the Corporations. [R] is a registered trademark of Standard and Poor's Financial Services LLC ("SPFS") and Dow
Jones[R] is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow
Jones"). trademarks have been licensed to SandP Dow Jones Indices. -100([R])
Trendpilot(TM) Index. The RBS NASDAQ-100([R]) Trendpilot(TM) ETNs, which are based on the RBS NASDAQ-100([R]) Trendpilot(TM) Index, have not been passed on by the Corporations or SandP Dow Jones Indices as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the
Corporations or SandP Dow Jones Indices and its affiliates. THE CORPORATIONS,
SandP DOW JONES INDICES AND ITS AFFILIATES MAKE NO WARRANTIES AND BEAR NO
LIABILITY WITH RESPECT TO THE RBS NASDAQ-100([R]) TRENDPILOT(TM) ETNs. RBS Oil
Trendpilot(TM) Index (USD) and RBS 12-Month Oil Total Return Index (USD) are the
property of RBS plc and are calculated by NYSE Arca, a wholly-owned subsidiary of NYSE Euronext.

RBS Oil Trendpilot(TM) Index (USD) and RBS 12-Month Oil Total Return Index
(USD), are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and
NYSE Arca makes no representation regarding the advisability of investing in such ETNs. NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE WITH RESPECT TO THE RBS OIL TRENDPILOT[] INDEX (USD) OR RBS
12-MONTH OIL TOTAL RETURN INDEX (USD) OR ANY DATA INCLUDED THEREIN. -QUENTIAL
DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH
DAMAGES.

BNY Mellon is a corporate brand of The Bank of New York Mellon Corporation and may be used as a generic term to reference the corporation as a whole or its various subsidiaries. BNY Mellon and BNY Mellon ADR Indices and BNY Mellon DR
Indices are service marks owned by The Bank of New York Mellon Corporation. This information is provided for general purposes only and is not investment advice.
We provide no advice nor recommendations or endorsement with respect to any company, security or products based on any index licensed by BNY Mellon, and we make no representation regarding the advisability of investing in the same. BNY
Mellon.

BNY Mellon does not guarantee the accuracy, timeliness and/or completeness of
BNY Mellon ADR Indices and BNY Mellon DR Indices, or any associated indices, or any data included therein, and BNY Mellon shall have no liability for any errors, omissions, or interruptions therein. BNY Mellon makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to BNY Mellon ADR Indices and BNY Mellon DR Indices or any associated indices, or any data included therein, or any materials derived from such data. Without limiting any of the foregoing, in no event shall the company have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. For the full disclaimer please see the pricing supplement relating to the notes that RBS plc and RBS Group filed with the SEC.

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests
Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities
Management SA ("Diapason").[] Neither Beeland Interests, James B. Rogers, Jr.
nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James
Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI",
"RICI Enhanced", and the names of all other RICI Enhanced(SM) Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland
Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license.[] The personal names and likeness of Jim
Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers,
Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES
OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS
INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED INDEX, ANY SUB-INDEX
THEREOF, OR ANY DATA INCLUDED THEREIN.[] SUCH PERSON SHALL NOT HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO
WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS
ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED
INDEX, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS.[]
NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES
OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS
ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
WITH RESPECT TO THE RICI, THE RICI ENHANCED INDEX, ANY SUB INDEX THEREOF, OR ANY
DATA INCLUDED THEREIN.[] WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR
AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL,
OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED
HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS
OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS
DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR
OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF
INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED
FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER
FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER,
INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY
PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR
AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE
DATA INCLUDED OR REFLECTED THEREIN.

The indices that the RBS Rogers Enhanced ETNs track are calculated by NYSE Arca,
Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on such indices, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such products. nyse arca makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to SUCH indICES or any data included therein. in no event shall nyse arca have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Copyright [C] 2013 RBS Securities Inc. All rights reserved. RBS Securities
Inc., a U.S. registered broker-dealer, member of FINRA and SIPC, is an indirect wholly-owned subsidiary of The Royal Bank of Scotland plc.
18